EXHIBIT 5.1

OPINION OF McDERMOTT, WILL & EMERY

[McDermott, Will & Emery Letterhead]

August 28, 2003

Molina Healthcare, Inc.

One Golden Shore Drive

Long Beach, California 90802

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel for Molina Healthcare, Inc. (the “Company”) in connection with the preparation and filing of a Registration Statement on Form S-8 (the “Registration Statement”) for the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 3,022,360 shares of the Company’s Common Stock, par value $0.001 per share (the “Shares”), which may be issued pursuant to the Company’s 2000 Omnibus Stock and Incentive Plan, 2002 Equity Incentive Plan and 2002 Employee Stock Purchase Plan (collectively, the “Plans”).

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with rendering the opinion set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures (including endorsements), the authority of trustees, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such documents. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of the Company and its subsidiaries and their respective officers and other representatives and of public official and others.

We do not express any opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware.

Based upon and subject to the foregoing, we are of the opinion that, when the certificates evidencing the Shares in the form of the specimen certificate examined by us shall have been manually signed by an authorized officer of the transfer agent and registrar for the Shares and registered by such transfer agent and registrar and the Shares shall have been delivered to and paid for in accordance with the terms of the respective Plans, the issuance and sale of the

Shares will have been duly authorized and the Shares will be validly issued and fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission (the “Commission”) as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement. We do not admit in providing such consent that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Sincerely,

/s/    MCDERMOTT, WILL & EMERY

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